Exhibit 10.3

SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 31, 2013, is entered into by and among AMEDICA CORPORATION, a Delaware corporation (“Borrower”), US SPINE, INC., a Delaware corporation (“Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GECC”), in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, the “Agent”) for the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Agent, and the lenders signatory thereto from time to time (each a “Lender” and, collectively, the “Lenders”), are parties to that certain Loan and Security Agreement, dated as of December 17, 2012 (as has been and may be amended, restated, supplemented, replaced, and otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders and Agent have agreed to provide to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower, Lenders, and Agent desire to amend, and provide a consent and limited waiver for, certain provisions of the Loan Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1 AMENDMENTS TO LOAN AGREEMENT. Subject to the terms and conditions of this Amendment, including, without limitation, Section 5 of this Amendment, the Loan Agreement is hereby amended as follows:

(a) Section 2.4 (b)(i) is hereby amended by amending and restating subsection (b)(i) thereof to read as follows:

“(i) Term Loan. For the Term Loan, Borrower shall pay principal to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, in thirty-five (35) (the “Number of Payments”) equal consecutive payments of $514,285 (the “Monthly Amortization Amount”) on August 16, 2013 (the “Initial Principal Payment Date”) and thereafter on each Scheduled Payment Date, and one final payment in an amount equal to the entire remaining principal balance of the Term Loan on the Final Maturity Date; provided, however, if a Liquidity Event has occurred and Borrower delivers a written request to Agent requesting an extension of the Initial Principal Payment Date, each on or before August 15, 2013, then, provided no Default or Event of Default shall have occurred and be continuing on the Initial Principal Payment Date, the “Number of Payments” shall be reduced to thirty (30), the “Monthly Amortization Amount” shall be increased to $600,000 and, the “Initial Principal Payment Date” shall be extended to January 1, 2014.”

(b) Section 6.3 is hereby amended by amending and restating subsection (a) thereof to read as follows:

“(a) Borrower shall deliver to Agent and Lenders (i) as soon as available and in any event within 30 days after the end of each fiscal month, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal month and that portion of the fiscal year ending as of the close of such fiscal month, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer, (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal quarter and that portion of the fiscal year ending as of the close of such fiscal quarter, in a form acceptable to Agent and certified by Borrower’s president, chief executive officer or chief financial officer and (iii) as soon as available and in any event within one hundred and eighty (180) days provided that, solely for the year ending December 31, 2012 such date shall be extended to August 15, 2013) after the end of each fiscal year, audited consolidated (and if available, consolidating) balance sheets, statements of income or operations and cash flow statements of Borrower and its Subsidiaries as of the end of such fiscal year, together with a report of an independent certified public accounting firm reasonably acceptable to Agent, which report shall contain an unqualified opinion (other than a going concern statement with respect to fiscal year 2012) stating that such audited financial statements fairly present in all material respects the financial position of Borrower and its Subsidiaries for the periods indicated therein in conformity with GAAP applied on a basis consistent with prior years without qualification as to the scope of the audit or as to going concern (other than a going concern statement with respect to fiscal year 2012) and without any similar qualification. All such financial statements are to be prepared using GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments).”

(c) Section 6.12 is hereby amended and restated to read as follows:

“6.12 Liquidity Event. Borrower shall have received the Liquidity Event proceeds on or before August 15, 2013.”

(d) The following definition in Section 11 is hereby amended and restated to read as follows:

“Liquidity Event” means Borrower’s receipt of at least $10,000,000 in gross cash proceeds (which results in at least $9,500,000 in unrestricted net cash proceeds) after the Closing Date and on or before August 15, 2013 from a new licensing agreement (not prohibited under this Agreement) from an unaffiliated third party, or from the sale and issuance of Borrower’s preferred or common Stock or the cash exercise of warrants for Borrower’s preferred Stock, which Stock issuance or exercise shall be on terms and conditions reasonably satisfactory to Agent.”

2 CONSENT. Agent and Lenders hereby consent to and approve the following non-cash addbacks to EBITDA for the calendar year ending December 31, 2012: (a) Impairment to intangible assets of $15,280,861, as reflected in the “Recoverability and Impairment Analysis” report from Lone Peak Valuation Group to Amedica Corporation dated as of December 31, 2012, and (b) write-down of excess and obsolete inventory of $1,042,909.

3 WAIVER. Borrower is in default under the Loan Agreement because of Borrower’s failure to comply with Section 7.10(b) of the Loan Agreement (the “Second Amendment Default”). Subject to the terms and conditions of this Amendment, including, without limitation, Section 5 of this Amendment, Agent and the Lenders hereby waive the Second Amendment Default for the period from June 30, 2013 until August 15, 2013. Such waiver shall cease to be effective as of August 16, 2013 and thereafter, during which Borrower shall be required to comply with Section 7.10(b) of the Loan Agreement.

4 AMENDMENT FEE. On the date hereof, Borrower shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares, an amendment fee in an amount equal to $50,000 (“Second Amendment Fee”), which fee shall be fully earned on the date hereof.

5 CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon satisfaction of each of the following conditions:

(a) No Default or Event of Default (other than the Second Amendment Default) shall have occurred and be continuing;

(b) Agent shall have received one or more counterparts of this Amendment, duly executed, completed and delivered by Agent, each Lender and each Loan Party

(c) Agent shall have received from Borrower the Second Amendment Fee; and

(d) Agent shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Amendment.

6 REAFFIRMATION OF LOAN DOCUMENTS. By executing and delivering this Amendment, each Loan Party hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement and the other Loan Documents, (ii) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement and (iii) hereby expressly agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

7 REAFFIRMATION OF GRANT OF SECURITY INTEREST IN COLLATERAL. Each Loan Party hereby expressly reaffirms, ratifies and confirms its obligations under the Loan Agreement, including its grant, pledge and hypothecation to the Agent for the benefit of the Agent and each Lender, of the lien on and security interest in, all of its right, title and interest in, all of the Collateral.

8 NO OTHER CONSENTS OR AMENDMENTS. Except for the amendment, consent and waiver set forth in Sections 1, 2 and 3 of this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Loan Party’s Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Obligations.

9 REPRESENTATIONS AND WARRANTIES; LIENS; NO DEFAULT, NO CONFLICT. Each Loan Party hereby represents, warrants and covenants with and to the Agent and Lenders as follows: (i) all of the representations and warranties set forth in the Loan Documents continue to be true and correct as of the date hereof, except to the extent such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct as of such prior date); (ii) there are no Defaults or Events of Default that have not been waived or cured; (iii) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by each Loan Party to Agent, for the benefit of the Agent and each Lender, pursuant to the Loan Documents or otherwise granted to or held by Agent, for the benefit of the Agent and each Lender, (iv) the agreements and obligations of Loan Parties contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against each such Loan Party in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity, and (v) the execution, delivery and performance of this Amendment by each Loan Party will not violate any law, rule, regulation or order or contractual obligation or organizational document of such Loan Party and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.

10 ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

11 SEVERABILITY OF PROVISIONS. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12 FURTHER ASSURANCES. Each Loan Party agrees that at any time and from time to time, at the expense of each Loan Party, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent or Lenders may reasonably request, in connection with this Amendment, or to enable them to exercise and enforce their rights and remedies under this Amendment, the Loan Agreement and the other Loan Documents.

13 COSTS AND EXPENSES. Each Loan Party shall be responsible for the payment of all fees, costs and expenses incurred by Agent and Lenders in connection with the preparation and negotiation of this Amendment, including, without limitation, any and all fees and expenses of Agent’s counsel.

14 REFERENCE TO THE EFFECT ON THE LOAN AGREEMENT.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as modified by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

15 ACKNOWLEDGMENT OF EACH LOAN PARTY. Each Loan Party hereby acknowledges and agrees that: (i) it has no defense, offset or counterclaim with respect to the payment of any sum owed to Agent or Lenders, or with respect to the performance or observance of any warranty or covenant contained in the Loan Documents; and (ii) Agent and Lenders have performed all obligations and duties owed to each Loan Party through the date hereof.

16 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

17 HEADINGS. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

18 ENTIRE AGREEMENT. The Loan Agreement and the other Loan Documents as and when amended through this Amendment embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

19 COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission, portable document format (.pdf), or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment and Waiver to Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

AMEDICA CORPORATION

By:	/s/ W. K. Farnsworth
Name:	W. Karl Farnsworth
Title:	CFO

GUARANTOR:

US SPINE, INC.

By:	/s/ W. K. Farnsworth
Name:	W. Karl Farnsworth
Title:	CFO

AGENT AND LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Scott R. Towers
Name:	Scott R. Towers
Title:	Duly Authorized Signatory

LENDER:

ZIONS FIRST NATIONAL BANK

By:	/s/ Thomas C. Etzel
Name:	Thomas C. Etzel
Title:	Senior Vice President